UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 27, 2015

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Changes.  In accordance with the previously announced executive leadership succession plan, effective as of May 20, 2015, Gregg J. Mollins became the Chief Executive Officer and President of Reliance Steel & Aluminum Co. (the “Company”) and David H. Hannah transitioned to the role of Executive Chairman.  Mr. Hannah will remain Executive Chairman until July 2016, at which time an independent, non-executive Chairman of the Board will be appointed.

The Company also effectuated several other promotions in connection with the executive leadership succession plan, each of which were effective as of May 20, 2015.

•                  Karla R. Lewis, age 49, previously the Company’s Executive Vice President and Chief Financial Officer, was promoted to Senior Executive Vice President and CFO.  Ms. Lewis, who has been with the Company since 1992, oversees the Company’s accounting, financial planning, capital allocation and investor relations activities.

•                  William K. Sales, Jr., age 57, was promoted to the office of Executive Vice President, Operations.  Mr. Sales has served as Senior Vice President of Operations since 2002 and oversees the Company’s non-ferrous operations, including the aerospace, semi-conductor and electronics industries.

•                  James D. Hoffman, age 56, was promoted to the office of Executive Vice President, Operations. Mr. Hoffman has served as the Company’s Senior Vice President of Operations since 2008 and oversees the Company’s carbon steel and alloy operations, including the energy, auto and non-residential construction industries.

•                  William A. Smith II, age 47, was promoted to Senior Vice President, General Counsel and Corporate Secretary.  Mr. Smith has served as the Company’s Vice President, General Counsel and Corporate Secretary since 2013.

Incentive Plan.  The shareholders of the Company approved the Reliance Steel & Aluminum Co Amended  and Restated 2015 Incentive Award Plan  (the “Incentive Plan”) at the Company’s Annual Meeting of Shareholders held on May 20, 2015.  The Incentive Plan provides for the award of compensation benefits (including restricted stock units, stock appreciation rights, dividend equivalent awards and other stock-based or cash-based awards) to attract and retain valuable employees, directors and other key individuals, align the interest of participants with the interests of shareholders, and reward outstanding performance. The Incentive Plan has a term of 10 years.  The material terms and conditions of the Incentive Plan have been previously disclosed under Proposal Three in the Company’s Proxy Statement (beginning on page 29) filed with the SEC on April 10, 2015 (the “Proxy Statement”), and in the Incentive Plan document attached as Exhibit D to the Proxy Statement. The above disclosure is only a brief description of the Incentive Plan, and is qualified in its entirety by the description in Proposal Three in the Proxy Statement and the Incentive Plan document, each of which is incorporated herein by reference. The Incentive Plan document is also included as Exhibit 10.1 to this Report.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Shareholders was held on May 20, 2015.  As of the record date of March 31, 2015, there were 74,749,917 shares of common stock entitled to vote, of which the holders of 69,221,088 shares were represented in person or by proxy at the Annual Meeting.  The results of the six items voted on at the Annual Meeting are set forth below.

Proposal 1

The Company’s shareholders elected the nine directors nominated by the Board of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sarah J. Anderson	62,420,177	313,690	6,487,221
John G. Figueroa	62,423,157	310,710	6,487,221
Thomas W. Gimbel	62,287,577	446,290	6,487,221
David H. Hannah	61,546,408	1,187,459	6,487,221
Douglas M. Hayes	60,497,416	2,236,451	6,487,221
Mark V. Kaminski	62,426,737	307,130	6,487,221
Gregg J. Mollins	62,444,706	289,161	6,487,221
Andrew G. Sharkey, III	62,369,161	364,706	6,487,221
Leslie A. Waite	60,505,812	2,228,055	6,487,221

Proposal 2- The shareholders voted to approve the Reincorporation of the Company from California to Delaware.

The vote was 61,924,023 for, 655,807 against, and 154,037 abstentions.  There were 6,487,221 broker non-votes.

Proposal 3- The shareholders voted to approve the Incentive Plan.

 The vote was 61,170,335 for, 1,402,062 against, and 161,470 abstentions.  There were 6,487,221 broker non-votes.

Proposal 4- The shareholders voted, on an advisory basis, to approve compensation of the Company’s named executive officers.

The vote was 62,000,716 for, 533,984 against, and 199,167 abstentions.  There were 6,487,221broker non-votes.

Proposal 5-  Shareholders did not approve the shareholder proposal to adopt a policy to separate the roles of CEO and Chairman.

The vote was 15,439,656 for, 47,208,607 against, and 175,604 abstentions.  There were 6,487,221 broker non-votes.

Proposal 6- Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015.

The vote was 69,025,402 for, 45,749 against, and 149,937 abstentions.  There were no broker non-votes.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated May 27, 2015 announcing the foregoing results of the annual meeting and the executive succession plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan
	99.1	Reliance Steel & Aluminum Co. press release dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: May 27, 2015	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Reliance Steel & Aluminum Co. Amended and Restated 2015 Incentive Award Plan
99.1	Reliance Steel & Aluminum Co. press release dated May 27, 2015.